                                                  Exhibit 10 (b)
                                                    --------------
                                                   ( 1 of 31 )


SUPPLEMENTAL RETIREMENT PLAN FOR
EMPLOYEES OF
MCI COMMUNICATIONS CORPORATION
AND SUBSIDIARIES








                              March 1991 Edition




































                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 2 of 31 )


                         Table of Contents
 Page


Part I -  Supplemental Pension Plan..........................   1

Part II - Supplemental Employee Stock Ownership Plan.........   6

Part III   Supplemental Retirement Plan for Selected
           Employees of MCI Communications Corporation
           and Subsidiaries..................................  12

Part IV - Administration.....................................  15




































                                                   Exhibit 10 (b)
                                                  --------------
                                                    ( 3 of 31 )


                           INTRODUCTION

          Effective April 1, 1981, the Supplemental Retirement Plan for Selected Employees of MCI Communications Corporation and Subsidiaries was adopted by MCI Communications Corporation ("MCI"). In response to limitations on the dollar amount of benefits and other changes made to the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 ("ERISA") by the Tax Reform Act of 1986 regarding tax-qualified retirement plans, MCI has amended and restated this Plan effective January 1, 1989 for employees retiring on or after July 1, 1990, to permit such employees and their spouses and beneficiaries to be able to continue to enjoy the benefits which would have been provided to them but for those limitations and changes. Parts I-IV together are intended to constitute a single plan. Terms used are defined specifically for that particular Part of the Plan. The Plan's name is hereby changed to the Supplemental Retirement Plan for Employees of MCI Communications Corporation and Subsidiaries.

The Plan reads as follows:







                                                  Exhibit 10 (b)
                                                  --------------
                                                    ( 4 of 31 )

Part I
Supplemental Pension Plan
     Effective January 1, 1989 for employees retiring on or after July 1, 1990, MCI Communications Corporation ("MCI") has adopted this Supplemental Pension Plan for its employees and employees of certain of its subsidiaries. The Plan reads as follows:

Article I - Definitions

     The following terms shall have the designated meaning, unless a different meaning is clearly required by the context:
     1.1 Basic Plan. The Pension Plan for Employees of MCI Communications Corporation and Subsidiaries as in effect at the Participant's retirement.
     1.2 Basic Plan Benefit. The dollar amount paid to the Participant from the Basic Plan.
     1.3 Beneficiary. Beneficiary means the person, trust, estate, or other entity entitled to receive benefits (if any) after the Participant's death.
     1.4  Code. The Internal Revenue Code of 1986, as amended.
     1.5 Company. MCI and any subsidiary of MCI participating in the Basic Plan.




                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 5 of 31 )


     1.6 Participant. A Participant in the Basic Plan who is receiving a Basic Plan Benefit and whose Basic Plan Benefit is subject to the limitations of Section 415 of the Code or whose compensation for purposes of calculating a Basic Plan Benefit is limited by Section 401(a)(17) of the Code.
     1.7  Plan.  The Supplemental Pension Plan.
     Defined terms in the Basic Plan which are used in this Plan shall have the meanings given them in the Basic Plan unless a different meaning is given above or is clearly required by the context.
Article 11 - Benefits
     2.1 Except as provided in Article 2.3, the dollar amount of benefit payable under this Plan to a Participant shall be determined at the Participant's Pension Commencement Date and shall not be adjusted for any reason prior to the death of the Participant.
     2.2  The benefit payable from this Plan shall equal (a) minus
(b), multiplied by a fraction, the numerator of which is (c) and the denominator of which is (b) where:
     (a) is the benefit that would be payable to a Participant under the Basic Plan irrespective of any limitations imposed by Sections 415 or 401(a)(17) of the Code expressed in the form of a life annuity;

                                                  Exhibit 10 (b)
                                                  ---------------
                                                   ( 6 of 31 )


     (b) is the Basic Plan Benefit that would be paid to the Participant (after compliance with Sections 415 and 401(a)(17) of the Code) if he had elected a straight life annuity; and
     (c) is the Basic Plan Benefit actually paid to the Participant (after compliance with Sections 415 and 401(a)(17) of the Code).
     2.3 Upon the death of the Participant after his Pension Commencement Date, benefits will continue to be paid to the surviving spouse, Beneficiary, or contingent annuitant (if any) designated by the Participant under the Basic Plan to receive benefits (if any) after the Participant's death. The benefit payable after the Participant's death shall equal the benefit determined under Section 2.2 multiplied by a fraction, the numerator of which is the benefit payable from the Basic Plan after the Participant's death, and the denominator of which is the benefit payable from the Basic Plan immediately prior to the Participant's death.
     2.4 Upon the death of the Participant prior to his Pension Commencement Date, his surviving spouse (if any) shall receive a benefit payable for life commencing on the Starting Date. The amount of such benefit shall equal (a) multiplied by a fraction,




                                                  Exhibit 10 (b)
                                                  ---------------
                                                   ( 7 of 31 )


the numerator of which is (c) and the denominator of which is (b) where:
     (a) is the benefit that would be payable to the Participant under Section 2.2 if his benefit had begun on the Starting Date;
     (b) is the Basic Plan Benefit that would be paid to the Participant (after compliance with Sections 415 and 401(a)(17) of the Code) if he had elected a straight life annuity; and
     (c) is the Basic Plan Benefit actually paid to such spouse (after compliance with Sections 415 and 401(a)(17) of the Code).
No benefits shall be paid under this Plan (except to the extent otherwise provided in an annuity contract purchased pursuant to
Section 2.5) with respect to a Participant who dies prior to his Pension Commencement Date who has no surviving spouse.
     2.5 The Company shall be permitted to purchase immediate or deferred annuity contracts to provide the benefits under this Plan. The amount payable from such contract in a straight life annuity form (regardless of the actual benefit form elected) shall be subtracted from the amount set forth in subsection (a) of




                                                  Exhibit 10 (b)
                                                  ---------------
                                                   ( 8 of 31 )


Section 2.2 and subsection (a) of Section 2.4 prior to the determination of any benefit under Section 2.2 or 2.3.
     2.6 Benefits under this Plan payable to the Participant shall be payable monthly beginning on his Pension
Commencement Date.
     2.7 Subject to Article X of Part IV, Participants shall vest in their benefits under this Plan according to the rules set forth in the Basic Plan.

















                                                 Exhibit 10 (b)
                                                   ---------------
                                                  ( 9 of 31 )

Part II
Supplemental Employee Stock ownership Plan

     Effective January 1, 1989 for employees retiring on or after July 1, 1990, MCI Communications corporation ("MCI") has adopted this Supplemental Employee Stock Ownership Plan for its employees and employees of certain of its subsidiaries. The Plan reads as follows:
Article I - Definitions
          The following terms shall have the designated meaning, unless a different meaning is clearly required by the context:
     1.1 Basic Plan Distribution. The distribution paid to the Participant from the ESOP.
     1.2 Beneficiary. Beneficiary has the same meaning as under the ESOP.
     1.3  Code.  The Internal Revenue Code of 1986, as amended.
     1.4 Committee. The Administrative Committee appointed by the Board of Directors under the Basic Plan (as defined in Part
1).
     1.5 Company. MCI and any subsidiary of MCI participating in the ESOP.




                                                  Exhibit 10 (b)
                                                  --------------
                                                    ( 10 of 31 )


     1.6 compensation. Compensation has the same meaning as defined in the ESOP except that any limitation imposed by Section

401(a)(17) of the Code as in effect from time to time shall be disregarded.
     1.7 ESOP. Part I - ESOP of the MCI Communications Corporation Employee Stock Ownership and 401(k) Plan.
     1.8 Participant. A Participant in the ESOP whose allocation of contributions and forfeitures under the ESOP for any Plan Year is limited by Section 415 or 401(a)(17) of the Code.
     1.9 Plan. The Supplemental Employee Stock ownership Plan. Defined terms in the ESOP which are used in this Plan shall have the meanings given them in the ESOP unless a different meaning is given above or is clearly required by the context.

Article II - Benefits
     2.1. The distribution payable under this Plan to a Participant or Beneficiary shall be made in shares of Common Stock as soon as practicable after the six (6) month anniversary of the Participant's termination of employment. The number of shares to be distributed shall be determined as of the Participant's termination of employment.



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 11 of 31 )

     2.2   The distribution payable under this Plan shall equal
(a) minus (b) where:
     (a) is the number of shares that would have been allocated to the Participant's account under the ESOP, including any dividends or other distributions in respect thereof (including dividends or other distributions made subsequent to distribution from the ESOP but prior to payment under this Plan), irrespective of the limits imposed by Section 415 of the Code and using the Participant's Compensation as set forth in Section 1.5 above, and
     (b) is the number of shares allocated to the Participant's account under the ESOP at the time of the Participant's termination of employment (or if later, his last allocation under the Plan) including shares (and dividends which would have been paid on such shares) which were transferred out of the ESOP on account of the Participant's diversification election pursuant to the requirements of Code section 401(a)(28).
     If payment under this Plan is made in cash, the number of shares determined under the foregoing provision shall be converted to cash using the value of the shares as determined under Section



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 12 of 31 )

          9.3 of the ESOP. If payment is made in shares, the number of shares shall be rounded to the nearest whole share.
     2.3 Subject to Article X of Part IV, Participants shall vest in their benefits under this Plan according to the rules set forth in the ESOP.
     2.4 Notwithstanding the foregoing provisions, a Participant shall not be entitled to a distribution or allocation under this
Part II with respect to Plan Years beginning on or after January 1, 1991 in which he is an "officer" within the meaning of section 16(b) of the Securities and Exchange Act of 1934.
Article III - General Provisions
     3.1  Restrictions.
     (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash,


                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 13 of 31 )


Common Stock or both and (ii) the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.
     (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the optionee or grantee with respect to the disposition of shares of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.
     (c) If the Committee at any time determines that payment of the par value of the Common Stock is required under local, state or federal laws, rules or regulations, the Committee may require



                                                  Exhibit 10 (b)
                                                  -------------
                                                   ( 14 of 31 )



such a payment as a condition of the issuance of shares under this Plan.
     3.2 Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan.
     3.3 No Rights as a Stockholder. No person shall have any of the rights of a stockholder of the Company until the issuance of a stock certificate (if any) representing his interest under the Plan.













                                            Exhibit 10 (b)
                                            --------------
                                           ( 15 of 31 )

Part III

Supplemental Retirement Plan for Selected Employees of MCI Communications Corporation and Subsidiaries


     Effective April 1, 1981, MCI Communications Corporation
("MCI") adopted this Supplemental Retirement Plan for Selected
Employees of MCI Communications Corporation and Subsidiaries (the
"Plan") and now restates the Plan as follows:

Article I - Definitions
     The following terms shall have the designated meaning, unless a different meaning is clearly required by the context:
     1.1 Basic Plan. The Pension Plan for Employees of MCI Communications Corporation and its Subsidiaries, as in effect at the time a Participant terminates employment.
     1.3 Chairman. The Chairman of the board of directors of MCI.
     1.4  Code.  The Internal Revenue Code of 1986, as amended.
     1.5 Company. MCI and any subsidiary of MCI participating in the Basic Plan.
     1.6 Participant. An employee who has become a Participant pursuant to Article II of this Plan.
     1.7 Supplemental Benefit. The benefit awarded to a Participant under this Plan.


                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 16 of 31 )


     Defined terms in the Basic Plan which are used in this Plan shall have the meanings given them in the Basic Plan unless a different meaning is given above or is clearly required by context.
Article II - Participation
     A full-time Company employee at the officer level, or equivalent, who is designated as a Participant by the Company shall participate in this Plan.

Article III - Vesting
     Subject to Article X of Part IV, a Participant shall be entitled to receive his Supplemental Benefit only on the occurrence of one of the following events:
     3.1  His retirement from the Company at or after age 65;
     3.2 His retirement from the Company with the consent and approval of the Company after reaching his Early Retirement Date. In determining whether a Participant has completed the 5 years of Service necessary to attain his Early Retirement Date, the Company may (solely for purposes of this Plan) credit the Participant with additional years of Service in excess of his period of actual employment with the Company; or
     3.3 His receipt of a Disability Retirement Pension under the Basic Plan.


                                 Exhibit 10 (b)
                                ---------------
                                 ( 17 of 31 )


Article IV - Benefits

     The Company in its sole discretion shall determine whether and to whom a Supplemental Benefit shall be made, the amount of the Supplemental Benefit and any other conditions or limitations on such a benefit.

Article V - Payment of Benefits
     5.1 A Participant's Supplemental Benefit will commence on his Pension Commencement Date or his actual retirement from the Company, if later; provided that the Company may permit earlier commencement either without actuarial reduction, or in an amount reduced as described in Section 5.4.2 of the Basic Plan, whichever the Company shall prescribe.
     5.2 Benefits payable only because the Participant is entitled to a Disability Retirement Pension under the Basic Plan shall be payable only so long as the Participant continues entitled to receive such Disability Retirement Pension.







                                                  Exhibit 10 (b)
                                                ---------------
                                                ( 18 of 31 )

Part IV

Administration

This Part IV applies to Parts I-III of the Plan.

Article I - Definitions


     1.1 Board of Directors. The board of directors of MCI Communications Corporation.
     1.2  Common Stock.  MCI Communications Corporation Common
Stock.
     1.3  MCI.  MCI Communications Corporation.
     1.4 Plan. Supplemental Retirement Plan for Employees of MCI Communications Corporation and Subsidiaries Parts I through IV.
Article II - Funding
     All benefits payable under the Plan shall be paid directly by MCI or its subsidiaries from its general assets. The rights or entitlements of any Participant or Beneficiary shall be no greater than those of an unsecured general creditor of the Company. The Company shall have the right, in its sole discretion, to purchase immediate or deferred annuity contracts on behalf of Participants to fund the benefits provided under Parts I and III of the Plan. Any amounts owed to a Participant under the Plan shall be offset by the pre-tax equivalent of the maximum amount payable to such Participant at age 65 pursuant to any such annuity contracts. The purchase of such annuity shall fully discharge all the obligations


                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 19 of 31 )


of the Company to such Participant under this Plan, whether or not the insurance company or other third party who is obligated to pay on such annuity contract has paid or will pay the benefit to the Participant.

Article III - Amendments
     The Board of Directors may at any time amend the Plan in any respect or suspend or terminate the Plan in whole or in part without the consent of any Participant or Beneficiary or any subsidiary of MCI whose employees are covered by this Plan. However, no such amendment, suspension or termination shall deprive any Participant or Beneficiary of any benefit which they are currently receiving or reduce the amount of benefit determined under Parts I through III as of the date of amendment, suspension or termination. Subject to the provisions of this paragraph, any amendment, modification, suspension or termination of any provisions of this Plan may be made retroactively.

Article IV - Claims
     The Plan shall be administered by the Administrative
Committee and the Investment Committee appointed by the Board of Directors under the Basic Plan (as defined in Part I). The
Pension Administrative Committee shall be responsible for the


                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 20 of 31 )


administration of the Plan except for those matters which are the responsibility of the Pension Investment Committee. The Pension Investment Committee shall be responsible for making decisions regarding the funding of benefits under the Plan. Each Committee shall have all the powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of such Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned. Each of the Committees may delegate its right to act on its behalf to one or more subcommittees appointed by such Committee from time to time.
     The Pension Administrative Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under the Plan as it may deem necessary or advisable, which determinations shall be conclusive and binding on all parties.
The Pension Administrative Committee shall have the utmost discretion permitted by law in interpreting, construing and administering this Plan or the Basic Plan or ESOP as it relates to this Plan. Any claims relating to the terms of this Plan should be addressed to the Pension Administrative Committee, c/o Vice President - General Counsel's Office, 1133 19th Street, N.W.,



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 21 of 31 )


Washington, D.C. 20036. The claim will be reviewed and a response given within 90 days of receipt of the claim, unless the Pension Administrative Committee requires additional time. The Pension Administrative Committee shall notify the Participant or Beneficiary of its decision in writing. The Participant or Beneficiary may request that the Pension Administrative Committee make an additional independent review of the claim. Such request must be received within 60 days after the Participant's or Beneficiary's receipt of the denial or the right to appeal will be forfeited. The Pension Administrative Committee shall respond as to its determination after such additional review within 60 days of the receipt of the request, unless a longer period of review is required by the Pension Administrative Committee. If the Pension Administrative Committee does not respond to a claim, the claim shall be deemed denied. All decisions by the Pension Administrative Committee are final, conclusive and binding on all persons. Judicial review of the Pension Administrative Commit-tee's decision shall be limited to the question as to whether the decision on such claim by the Pension Administrative Committee was arbitrary or capricious.
Article V - No Liability of Committee Members
     No Committee member shall be personally liable by reason of any contract or other instrument executed by him or on his behalf


                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 22 of 31 )


in his capacity as a member of a Committee nor for any mistake of judgment made in good faith, and MCI shall indemnify and hold harmless each member of the Committees and each other officer, employee, or director of MCI to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expenses (including counsel fees) or liability (including any sum in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.
Article VI - No Assignment or Alienation of Benefits
     Payment of benefits pursuant to this Plan shall be made only to Participants or as provided by Article IX of this Part IV.
Such benefits shall not be subject in any manner to the debts or other obligations of the person to whom they are payable and shall not be subject to transfer, anticipation, sale, assignment, bankruptcy, pledge, attachment, charge or encumbrance in any manner, either voluntarily or involuntarily.
Article VII - No Rights to Continue Employment
     This Plan is voluntary on the part of MCI and shall not be deemed to constitute an employment contract between the Company and Participant and/or consideration for or an inducement for or



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 23 of 31 )


condition of employment of any Participant. Nothing in this Plan shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge, terminate or lay off any Participant at any time for any reason.
Article VIII - Unfunded Plan; Governing Law
     The Plan is intended to constitute an unfunded, nonqualified pension plan for a select group of management or highly compensated employees. All rights under this Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of laws provision.
Article IX - Payments to Persons other than the Employee
     If the Pension Administrative Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Pension Administrative Committee so directs MCI, be paid to the Participant's Beneficiary, or if the Participant's Beneficiary cannot be located to the Participant's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Pension Administrative



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 24 of 31 )


Committee to be a proper recipient on behalf of the Participant. Any such payment shall completely discharge all of the liabilities of the Pension Administrative Committee or the Company therefor.
   Article X - Forfeiture
     Notwithstanding any other provision of this Plan to the contrary, in the event that a Participant's employment is terminated by reason of Dismissal for Cause, such Participant and his Beneficiaries shall lose and forfeit any and all rights to benefits which might otherwise be payable under this Plan in respect of such Participant.
     "Dismissal for Cause" means termination of employment for (a) theft or embezzlement of the property of MCI or any of its subsidiaries and affiliates; (b) fraud or other wrongdoing against MCI or any of its subsidiaries and affiliates; (c) conviction of a crime of moral turpitude; (d) receipt of consideration or acceptance of benefits from, or the participation in business activities with, persons doing business with the Company or any of its subsidiaries or an affiliate, in violation of the business ethics policy of MCI; (e) malicious destruction of the property of MCI or any of its subsidiaries and affiliates; (f) improper disclosure of trade secrets of MCI or any of its subsidiaries and affiliates; (g) actively engaging in or working for a business in direct competition with MCI or any of its subsidiaries and



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 25 of 31 )



affiliates while employed by MCI or any of its subsidiaries and affiliates; or (h) such other reason as the Pension Administrative committee in its sole discretion shall determine.
     Any determination of forfeiture by the Pension Administrative Committee under this Article X shall be final, binding and conclusive upon the Participant and his Beneficiaries.

Article XI - Withholding Taxes
     Whenever under the Plan payment of cash or Common Stock is made to a Participant or Beneficiary, MCI shall be entitled to require as a condition of transfer or payment that the recipient remit an amount, sufficient in MCI's opinion, to satisfy all FICA, federal and other withholding tax requirements related thereto. MCI shall be entitled to deduct such amount from any payment. Section Headings
     The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of said sections.






                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 26 of 31 )


     IN WITNESS WHEREOF, MCI COMMUNICATIONS CORPORATION, on its own behalf and as agent for each of its subsidiaries, has caused this Supplemental Retirement Plan for Employees of MCI Communications Corporation and Subsidiaries to be amended, restated and executed by its duly authorized officers, and its corporate seal to be hereunto affixed this _____ day of March, 1991.
                         MCI COMMUNICATIONS CORPORATION




                         By: ____________________________
                              Bert C. Roberts, Jr.
                              President

ATTEST:



____________________________
C. Bolton-Smith,  Jr.
Secretary



















                                                Exhibit 10 (b)
                                               ---------------
                                               ( 27 of 31  )

AMENDMENT NO.1
TO THE SUPPLEMENTAL RETIREMENT PLAN
FOR EMPLOYEES OF
MCI COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

     The Supplemental Retirement Plan for employees of MCI Communications Corporation and Subsidiaries is hereby amended in the following respects:
     1. Effective January 1, 1993, Section 2.1 of Part I is amended by adding the following phrase immediately prior to the end thereof: "except for reductions which reflect increase in the Participant's Basic Plan Benefit as a result of cost-of-living adjustments to the limitations imposed by section 415 of the Code."
     2. Effective January 1, 1993, Section 2.3 of Part I is restated to read as follows:
          Upon the death of the Participant after his Pension Commencement Date, benefits will continue to be paid to the surviving spouse, Beneficiary, or contingent annuitant (if any) designated by the Participant under the Basic Plan to receive benefits (if any) after the Participant's death for the same period of time as such surviving spouse, Beneficiary, or contingent annuitant receives benefits under the Basic Plan. The death benefit payable under this plan shall be redetermined such that the aggregate death benefit payable pursuant to this Plan and the Basic Plan shall provide such surviving spouse, Beneficiary, or contingent annuitant with the percentage (50%, 66-2/3%, or 100%, as the case may be) of the Participant's aggregate benefit under this Plan and the Basic
          Plan which he elected as a death benefit under
          Article VIII of the Basic Plan.



                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 28 of 31 )


     3. Effective January 1, 1993, Section 2.4 of Part I is restated to read as follows:
          Upon the death of the Participant prior to his Pension Commencement date, his surviving spouse (if any) shall receive a benefit payable for life commencing on the Starting Date. The amount of such benefit shall equal the amount that such spouse would have received from the Basic Plan irrespective of the limitations imposed by sections 415 or 401(a)(17) of the Code reduced by the Basic Plan Benefit actually paid to such Spouse.

     4. Effective July 1, 1990, Section 2.5 of Part I is clarified by substituting for the phrase "amount payable from such contract" the phrase "pre-tax equivalent of the amount payable from such contracts (determined pursuant to the provisions of Article II of Part IV)."
     5. Effective January 1, 1991, Section 2.7 of Part I is clarified by substituting for the phrase "Participants shall vest in their benefits" the phrase "the benefit payable to the Participant (or Beneficiary in lieu thereof) shall vest."
     6. Effective July 1, 1990, Section 2.2(a) of Part II is clarified by substituting "Section 1.6" for Section 1.5."
     7. Effective July 1, 1990, Section 2.3 of Part II is clarified by substituting for the phrase "Participants shall vest in their benefits" the phrase "the benefit payable to the Participant (or Beneficiary in lieu thereof) shall vest."




                                                  Exhibit 10 (b)
                                                  --------------
                                                   ( 29 of 31 )



     8. Effective retroactively to January 1, 1991 for distributions made on or after January 1, 1993, Section 2.4 of
Part II is restated to read as follows:
          Notwithstanding the first sentence of Section 2.1, distributions to a Participant who has at any time on or after May 1, 1991 been an "officer" within the meaning of section 16(b) of the Securities and Exchange Act of 1934 shall be made in cash.

     IN WITNESS WHEREOF, MCI COMMUNICATIONS CORPORATION has caused this Amendment to be executed and attested by its duly authorized officers and its corporate seal to be affixed hereto as of this _____ day of _______________________ 1993.
                         MCI COMMUNICATIONS CORPORATION



                         By: _____________________________
                                  Chairman



ATTEST:



_________________________
Secretary













                                                    Exhibit 10 (b)
                                                    --------------
                                                     ( 30 of 31 )

                           AMENDMENT NO. 2
                 TO THE SUPPLEMENTAL RETIREMENT PLAN
                          FOR EMPLOYEES OF
                   MCI COMMUNICATIONS CORPORATION
                          AND SUBSIDIARIES


  The Supplemental Retirement Plan for Employees of MCI Communications Corporation and Subsidiaries is hereby amended in the following respects:
  1. Effective January 1, 1994, Part I, Section 1.6 is restated to read as follows:
  "1.6 Participant. A Participant in the Basic Plan who is receiving a Basic Plan Benefit and whose Basic Plan Benefit is subject to the limitations of Section 415 of the Code or whose compensation for purposes of calculating a Basic Plan Benefit is limited by Section 401(a)(17) of the Code, and whose job grade level is E9 or above."

  2. Effective January 1, 1994, Part II, Section 1.8 is restated to read as follows:
  "1.8 Participant. A Participant in the ESOP whose allocation of contributions and forfeitures under the ESOP for any Plan Year is limited by Section 415 or 401(a)(17) of the Code and whose job grade level is E9 or above."






















                                                    Exhibit 10 (b)
                                                    --------------
                                                     ( 31 of 31 )


  IN WITNESS WHEREOF, MCI COMMUNICATIONS CORPORATION has caused this Amendment No. 2 to be executed and attested by its duly authorized officers and its corporate seal to be affixed hereto as of this ___ day of ________________, 1994.
                                MCI COMMUNICATIONS CORPORATION



                                By: ___________________________
                                     Bert C. Roberts, Jr.
                                     Chairman

ATTEST:



By: ________________________
    C. Bolton-Smith, Jr.
    Secretary